Exhibit 5

                         [American Banknote Letterhead]

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                    Re:  Registration Statement on Form S-3
                         ----------------------------------

Ladies and Gentlemen:


                  I have acted as counsel to American Banknote Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 423,098 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock").

                  As such counsel, I have examined such corporate records, certificates and other documents as I have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, I have assumed (i) the genuineness of all signatures on documents I have examined, (ii) the authenticity of all documents, and (iii) the conformity to original documents of all documents submitted as photostatic or conformed copies and the authenticity of the originals of such copies. I have also relied on certificates of public officials and, as to matters of fact, statements and certificates of officers of the Company.

                  Based upon the foregoing, I am of the opinion that:

         (1) The Shares have been validly authorized and issued, and are fully-paid and non-assessable shares of Common Stock.

                  I am a member of the bar of the State of New York and I express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

                  I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent I do not hereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                  I am delivering this opinion solely for your benefit and no other person is entitled to rely upon it without prior written consent.


                                                           Very truly yours,

                                                           /s/ Harvey J. Kesner
                                                           --------------------
                                                           Harvey J. Kesner